UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 3, 2018

Commission File Number 000-53230

PEPTIDE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0479983
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

5348 Vegas Drive #177 Las Vegas, NV 89108
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 948-8893

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT  Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

Resignation  of  Director  and  Officer

Effective  December 3, 2018,  a letter of resignation  tendered by Baxter Koehn as Director of the Company, and as Chairman of the Board of Directors for the Company and as Chief Financial Officer, was  accepted.   Upon his resignation, Baxter Koehn relinquished  45,000,000 shares of common stock to Irene Getty upon her acceptance of the positions  of  Chief   Financial for the Company.

Appointment of Officers

Effective  December 3,  2018,  Irene Getty has been  appointed Chief Financial Officer of the  Company until she resigns or her successors  be elected by the shareholders of the Company or appointed by the Board of Directors.  Irene Getty is also presently a member of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEPTIDE TECHNOLOGIES, INC.

By:

/s/ Bruce Sellars
Chairman of the Board

Date:  December 4, 2018